UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2009

SELECTICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29637	77-0432030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1740 Technology Drive, Suite 450

San Jose, CA 95110

(408) 570-9700

(Addresses, including zip code, and telephone numbers,

including area code, of principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Martial Definitive Agreement.

On April 6, 2009, Selectica, Inc. (the “Company”) issued a press release announcing the sale of its equity stake in Selectica India Pvt. Ltd. (“Selectica India”) to DAX Partners LP, an entity affiliated with Trinity Management, LLC. Selectica India managed and operated the Company’s assets in India, which remained after the Selectica India ceased being a development and support center for the Company’s configuration business. The sale was consummated on March 31, 2009, with the Company receiving $4.0 million in cash in exchange for its equity stake in Selectica India. $1.0 million of the purchase price will remain in escrow pending completion of the sale. The Company will report a one time gain from the sale of $1.6 million in the quarter ended March 31, 2009. The sale is not expected to have a material impact on either operating income or expenses going forward.

Section 2 – Financial Information

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The Company’s Disclosure in Section 1.01 of this Report is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibit.

Exhibits

Exhibit	Description

Exhibit 10.38	Share Purchase Agreement, dated March 31, 2009, between Selectica, Inc. and DAX Partners, LP.

Exhibit 99.1	Press Release of Selectica, Inc., dated April 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTICA, INC.

DATE: April 6, 2009	By:	/s/ Richard Heaps
Richard Heaps
Chief Financial Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

Exhibit 10.38	Share Purchase Agreement, dated March 31, 2009, between Selectica, Inc. and DAX Partners, LP.

Exhibit 99.1	Press Release of Selectica, Inc., dated April 6, 2009.